Date :  January 17, 2013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Lollipop Corporation

We consent to the inclusion in this Registration Statement (the “Registration Statement”) on Form S-1 of Lollipop Corporation (the “Corporation”) of our report, dated January 13, 2013, with respect to our audit of the financial statements of the Company as of December 31, 2012 which report appears in this Registration Statement.

We also consent to the reference to us under the heading “Interests of names experts and counsel” in such Registration Statement.